FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2008

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

No change
(Former name or former address, if changed since last report)

Item 8.01.  Other Events.

On February 7, 2008, the Board of Directors of the Registrant declared a quarterly dividend on the Registrant’s three classes of common stock – Class A Voting Common Stock, Class B Voting Common Stock, and Class C Non-Voting Common Stock.  The quarterly dividend of $0.10 per share of common stock will be payable on March 31, 2008 to holders of record of common stock as of March 14, 2008.  Also on February 7, 2008, the Board of Directors of the Registrant declared a quarterly dividend on the Registrant’s 6.40% Cumulative Preferred Stock, Series A.  The quarterly dividend of $0.80 per share of preferred stock is for the period from January 1, 2008 through March 31, 2008 and will be payable on March 31, 2008 to holders of record of preferred stock as of March 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                                                            By:           /s/ Jerome G. Oslick
                                                            Name:                      Jerome G. Oslick
                                                            Title:                      Vice President – General Counsel

Dated:  February 11, 2008